March 17, 1999                                                        Exhibit 16




Securities and Exchange Commission
Washington, D.C.  20549

RE:   Continental Investment Corporation
      File No. 0-3743

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Continental Investment Corporation dated March 17, 1999, and agree with the statements contained therein.

Very truly yours,

GRANT THORNTON LLP